Exhibit 99.77(q)(i)

Item 77Q-1. Exhibits

(e)(1)	Waiver Letter dated May 1, 2015 to the Amended and Restated Investment Management dated November 18, 2014 as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. (with respect to Voya Money Market Fund) – Filed as an Exhibit to Post-Effective Amendment No. 189 to the Registrant’s Form N-1A Registration Statement on May 29, 2015 and incorporated herein by reference.

(e)(2)	Money Market Fund Expense Limitation Agreement with regard to Voya Money Market Fund between Voya Investments, LLC, Voya Investments Distributor, LLC, and Voya Series Fund, Inc. effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 189 to the Registrant’s Form N-1A Registration Statement on May 29, 2015 and incorporated herein by reference.

(e)(3)	Amended Schedule A dated August 1, 2015 to the Money Market Fund Expense Limitation Agreement effective November 18, 2014 with respect to Voya Money Market Fund – Filed as an exhibit to Post-Effective Amendment No. 190 to the Registrant’s Registration Statement on July 29, 2015 and incorporated herein by reference.